EXHIBIT 23.1



                        CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in Registration Stateinent Number 333-72565 (dated February 18, 1999 on Form S-8) and Registration Statement Number 333-65222 (dated July, 17, 2001 on Form S-8) of our report dated February 1, 2002 on the consolidated financial statements of CCBT Financial Companies, Inc. and subsidiaries, appearing in the Annual Report on Form 1O-K of CCBT Financial Companies, Inc. for the year ended December 31, 2001.


/s/ Wolf & Company, P.C.
------------------------


Boston, Massachusetts
March 21, 2002